Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-56961, 333-70137, 333-135073 and 333-135028), and Form S-3 (File Nos. 333-116390, 333-131881, 333-136150 and 333-142790) of Brigham Exploration Company of our report dated February 27, 2006 relating to the consolidated statements of operations, of stockholders’ equity and of cash flows for the year ended December 31, 2005, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Houston, Texas
March 6, 2008